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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF CAHILL GORDON & REINDEL]







                                October 24, 2000








Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                           Re:      Energy Partners, Ltd.
                                    Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as counsel to Energy Partners, Ltd., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-1 (the "Registration Statement") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 6,612,500 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

                  We advise you that, in our opinion, the shares of common stock to be sold by the Company, when issued in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

                  We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the




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Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     /s/ CAHILL GORDON & REINDEL